Registration No. 333-163317
As filed with the Securities and Exchange Commission on June 14, 2012

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Benihana Inc.
(Exact Name of Registrant as Specified in its Charter)
Delaware		65-053860
(State of Incorporation)		(IRS Employer Identification No.)
8750 Northwest 36th Street Doral, Florida 33178 (305) 593-0770
(Address, including zip code and telephone number, of registrant’s principal executive offices)
Benihana Inc. 8750 Northwest 36th Street Doral, Florida 33178 (305) 593-0770
(Name, address, including zip code and telephone number, including area code, of agent for service)
Copy to:
Gary J. Simon Hughes Hubbard & Reed LLP One Battery Park Plaza New York, New York 10004 Telephone No.: (212) 837-6000 Telecopier No.: (212) 422-4726
Approximate date of commencement of proposed sale to public: Not applicable. This Amendment No. 1 relates to the deregistration of unsold securities.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend reinvestment plans, check the following box.  ☐
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐    Accelerated filer ☒       Non-accelerated filer ☐       Smaller reporting company ☐
         (Do not check if a smaller
                           reporting company)

Deregistration of Securities

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-163317) of the registrant filed with the Securities and Exchange Commission on November 24, 2009 (the “Registration Statement”) hereby amends the Registration Statement to deregister any securities registered pursuant to the Registration Statement and not otherwise sold thereunder.

In accordance with the registrant’s undertaking in Part II, Item 17(a)(3) of the Registration Statement, the registrant is deregistering by means of this post-effective amendment any securities remaining unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Doral, Florida, on the 14th day of June 2012.

BENIHANA INC.
By:	/s/ Richard C. Stockinger
Name:	Richard C. Stockinger
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date
/s/ Richard C. Stockinger	Chairman, Chief Executive Officer and President	June 14, 2012
Richard C. Stockinger
/s/ J. David Flanery	Chief Financial and Accounting Officer	June 14, 2012
J. David Flanery
/s/ John E. Abdo	Director	June 12, 2012
John E. Abdo
/s/ Norman H. Becker	Director	June 12, 2012
Norman H. Becker
/s/ J. Ronald Castell	Director	June 12, 2012
J. Ronald Castell
/s/ Adam L. Gray	Director	June 11, 2012
Adam L. Gray
/s/ Michael W. Kata	Director	June 12, 2012
Michael W. Kata
/s/ Michael S. Kaufman	Director	June 12, 2012
Michael S. Kaufman

/s/ Alan B. Levan	Director	June 14, 2012
Alan B. Levan
/s/ Richard Snead	Director	June 14, 2012
Richard Snead